UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2013

E2open, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35598	94-3366487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 East Third Avenue, Suite 400

Foster City, California 94404

(Address of principal executive offices, including zip code)

(650) 645-6500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On July 30, 2013, E2open, Inc., a Delaware corporation (“E2open”), icon-scm AG, a German stock corporation (“icon”), Icon Gesellschaft Für Supply Chain Management mbH, a German limited liability company (“Seller”), and Drs. Michael Keppler and Kurt Mannchen (the “Founders”) entered into a definitive share purchase agreement (the “Agreement”) whereby E2open acquired from Seller, on the same date, all of the outstanding shares of icon. icon is an integrated supply chain planning and collaboration solutions provider headquartered in Karlsruhe, Germany.

Under the terms of the Agreement, Seller shall receive 451,593 shares of common stock, par value $0.001 per share, of E2open, $17.7 million in cash consideration and the assumption of approximately $7.1 million in outstanding indebtedness.

The Agreement includes customary representations, warranties, and indemnification provisions on the part of E2open, icon, Seller and the Founders, that the parties made to, and solely for the benefit of, the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties.

The boards of directors of E2open and icon have approved the Agreement, and Seller has approved the purchase.

The foregoing is a summary of the material provisions of the Agreement. This summary is not intended to be complete and is qualified in its entirety by reference to the Agreement, which E2open will file with the Securities and Exchange Commission. Stockholders of E2open are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of E2open, icon or any of their respective subsidiaries.

Item 2.01 – Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 3.02 – Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated into this Item 3.02. In accordance with the Agreement, a portion of the consideration to be delivered to Seller consists of shares of E2open common stock. These shares of E2open common stock is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation S.

Item 8.01 – Other Events.

On July 30, 2013, Registrant issued a press release announcing the entry into the Agreement. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements of icon required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(c)	N/A

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated July 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2013

E2OPEN, INC.

By:	/s/ Mark E. Woodward

Name:	Mark E. Woodward
Title:	President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated July 30, 2013.